UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     January 24, 2007

                               DERMISONICS, INC.
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             (Exact name of registrant as specified in its charter)

            Nevada                   000-32903               98-0233859
            ------                   ---------               ----------
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)             File Number)         Identification No.)

               2 Park Plaza, Suite 450, Irvine, California  92614
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 949-733-1101
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  5.02     DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT
OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On January 24, 2007, Bruce K. Redding notified Dermisonics, Inc. (the "Company") that he was resigning as the Company's Executive Vice President. Mr. Redding stated that he was resigning as an officer of the Company because the Company was in breach of the terms of his employment agreement with the Company and because the Company failed to reimburse ESI for advances made by ESI for the benefit of the Company over a period of more than two years. Mr. Redding did not resign as a member of the Board of Directors of the Company. Mr. Redding is also the Chief Executive Officer, a member of the Board of Directors, and majority shareholder of Encapsulation Systems, Inc. ("ESI"), the largest shareholder of the Company.

ITEM  8.01     OTHER INFORMATION.

     On January 24, 2007, Mr. Redding also notified the Company that ESI considers the Company in breach of the Company's final $250,000 payment obligation under the terms of the Asset Purchase Agreement (the "Agreement") between Dermisonics, Inc. and ESI dated June 9, 2004. The Agreement provided for an initial payment of $500,000, which was made in July 2004, and eight quarterly payments of $250,000 as part of the consideration for the purchase by the Company of patent and other rights relating to the transdermal drug delivery system known as the "U-Strip." The final $250,000 payment was due on December 1, 2006, subject to the Company's right to cure the default during the 30-day period following receipt of notice from ESI in the manner provided in the Agreement.

     The Company has been in negotiations with ESI regarding the extension of the 30-day cure period since December 28, 2006.

     On January 23, 2007, the Company notified ESI's counsel that $250,000 of the funds held by such counsel in trust for the benefit of Redmoor Investment Ltd. ("Redmoor"), one of ESI's creditors in a chapter 11 bankruptcy, should be applied to the final payment under the Agreement. The release of approximately $325,000 from the ESI bankruptcy was expected by Redmoor in mid-December 2006. ESI has rejected that tender of payment on the grounds that the terms of the Agreement do not require ESI to accept the offer from the Company to cure the default in the manner proposed by the Company, and ESI has asserted that the patent rights and related technology purchased from ESI by the Company pursuant to the Agreement have reverted to ESI under the terms of the Agreement.

     The Company believes that the arrangement for payment of the $250,000 through ESI's counsel is valid tender of payment of its obligation under the terms of the Agreement, and will seek to enforce its rights through litigation against ESI if a satisfactory settlement of the dispute cannot be achieved.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DERMISONICS, INC.


Date: January 29, 2007                  By: /s/ Bruce H. Haglund
                                           -------------------------------
                                        Bruce H. Haglund, Chairman